UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

________________________________________________________

FORM 8-K

________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2016
Date of Report (date of earliest event reported)

________________________________________________________

SALESFORCE.COM, INC.
(Exact name of Registrant as specified in charter)

________________________________________________________

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300
San Francisco CA 94105
(Address of principal executive offices) (Zipcode)

Registrant’s telephone number, including area code: (415) 901-7000

N/A
(Former name or former address, if changed since last report)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Other Events.

Effective November 22, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of salesforce.com, inc. (the “Company”) approved changes to the compensation arrangements of Mr. Marc Benioff, our principal executive officer; Mr. Mark Hawkins, our principal financial officer; and Messrs. Keith Block, Alexandre Dayon, Parker Harris and Burke Norton, each a named executive officer (collectively, the “Named Executive Officers”).

The table below sets forth the annual base salary and annual target bonus for the Named Executive Officers that will be effective on February 1, 2017 for fiscal year 2018. The bonus amounts will be determined based upon achievement of a mix of Company and individual performance objectives pursuant to the Company’s Kokua Bonus Plan.

Name	Annual Base Salary for Fiscal Year 2018	Annual Target Bonus for Fiscal Year 2018
Marc Benioff	1,550,000	3,100,000
Keith Block	1,150,000	1,150,000
Alexandre Dayon	900,000	900,000
Parker Harris	900,000	900,000
Mark Hawkins	750,000	750,000
Burke Norton	750,000	750,000

Also effective November 22, 2016, the Committee approved stock option, restricted stock unit and performance-based restricted stock unit awards to the Named Executive Officers as set forth below. The stock options grant the right to purchase shares of common stock at the fair market value on the grant date. Both the stock option and restricted stock unit grants are subject in each case to the Company’s applicable standard four-year vesting schedule. The performance-based restricted stock units are subject to vesting based on a performance-based condition and a service-based condition, as described in more detail below.

Name	Stock Options	Restricted Stock Units	Performance-Based Restricted Stock Units
Marc Benioff	151,057	N/A	56,531
Keith Block	265,198	33,082	33,082
Alexandre Dayon	212,158	26,466	26,466
Parker Harris	212,158	26,466	26,466
Mark Hawkins	159,119	19,850	19,850
Burke Norton	159,119	19,850	19,850

The performance-based restricted stock unit awards granted to the Named Executive Officers provide that, if the officer remains employed through December 15, 2019, his shares will vest in a percentage of the target number of shares shown above, between zero and 200%, depending on how the Company’s total shareholder return (“TSR”) ranks over the three-year period from the grant date (the “Performance Period”), relative to the companies in the NASDAQ-100 Index as of the grant date (the “Index Group”). If the Company’s TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the Index Group, 100% of the target number of shares will be eligible to vest. For every percentile by which the Company’s TSR ranking within the Index Group exceeds the 60th percentile, the number of shares eligible to vest will increase by 2 22/39% of target, up to a maximum payout of 200% of target if the Company’s TSR ranking is at the 99th percentile. For every percentile by which the Company’s TSR ranking within the Index Group is below the 60th percentile, the number of shares eligible to vest will decrease by 3 1/3% of target, with no payout if the Company’s TSR ranking is below the 30th percentile. Additionally, if the Company’s absolute TSR over the Performance Period is negative, in no event will the number of shares eligible to vest exceed 100% of the target amount, even if the Company’s TSR ranks above the 60th percentile within the Index Group.

Special vesting rules apply in the event of a change of control. Each award provides that if a change of control of the Company occurs during the officer’s employment, his shares will become eligible to vest based on how the Company’s TSR performance ranks relative to the Index Group from the grant date through the date of the change of control (instead of through the three-year Performance Period), using the same zero to 200% scale described above (any such shares that become eligible to vest based the Company’s TSR performance as compared to the Index Group through the date of the change of control are referred to as “eligible shares”). A portion of the service-based condition will be considered satisfied as of the date of a change of control, and a pro-rated portion of the eligible shares (if any) will vest to reflect service through that date, with the remaining eligible shares vesting in equal quarterly installments thereafter over the balance of the original Performance Period, subject to the officer’s continued employment through each vesting date. Any shares eligible to vest based on the TSR performance are also subject to accelerated vesting if the officer’s employment terminates within three months before, or 18 months after, a change of control in a qualifying termination of employment, determined in accordance with the terms of his existing change of control and retention agreement.

Each performance-based restricted stock unit award is subject to the terms and conditions of an award agreement, a form of which is included as Exhibit 10.1 to this report on Form 8-K and which is incorporated herein by reference and qualifies in its entirety the above description of the award’s terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2016		salesforce.com, inc.

	By:	/s/ Burke F. Norton
	Name:	Burke F. Norton
	Title:	Chief Legal Officer & Chief of Corporate and Government Affairs

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement